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                                  EXHIBIT 24(b)






















































                                        16

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                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------


The Board of Directors
The Summit Bancorporation:

We consent to the incorporation by reference in the registration statement on Form S-8 relating to The Summit Bancorporation -Crestmont Financial Corp. Incentive Stock Option Plan and The Summit Bancorporation - Crestmont Financial Corp. Compensatory Stock Option Plan of our report dated January 17, 1995, relating to the consolidated balance sheets of The Summit Bancorporation and subsidiaries as of December 31, 1994, and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report is included in the December 31, 1994 Annual Report on Form 10-K of The Summit Bancorporation, and to the reference to our Firm under the heading "Interests of Named Experts and Counsel" in the registration statement.



                              KPMG Peat Marwick LLP



Short Hills, New Jersey
October 18, 1995